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Allied Capital Commercial Corporation
Exhibit 11 Statement of Computation of Earnings Per Common Share
Form 10-Q
June 30, 1997

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
                                                                   For the Three Months Ended     For the Six Months Ended
                                                                          June 30,                      June 30,
                                                                ------------------------------  ---------------------------
                                                                     1997            1996           1997           1996
                                                                ------------------------------  ---------------------------
Primary Earnings Per Common Share:

     Net Income                                                    6,764,000       7,683,000      13,401,000     14,537,000
                                                                ==============================  ===========================

     Weighted average of common
       shares outstanding                                         14,364,195      13,868,103      14,321,201     13,812,438

     Weighted average of common
       shares issuable on exercise
       of outstanding stock options                                  114,187          65,984         125,245         60,497
                                                                ------------------------------  ---------------------------

     Weighted average of common
       shares outstanding, as adjusted                            14,478,382      13,934,087      14,446,446     13,872,935
                                                                ==============================  ===========================

     Net Income per share                                               0.47            0.55            0.93           1.05
                                                                ==============================  ===========================


Fully Diluted Earnings Per Common Share:

     Net Income                                                    6,764,000       7,683,000      13,401,000     14,537,000
                                                                ==============================  ===========================

     Weighted average common
       shares and common share
       equivalents as computed for
       primary earnings per share                                 14,478,382      13,934,087      14,446,446     13,872,935

     Weighted average of additional
       shares issuable on exercise
       of outstanding stock options                                    1,212           9,754             352         17,723
                                                                ------------------------------  ---------------------------

     Weighted average of common
       shares outstanding, as adjusted                            14,479,594      13,943,842      14,446,798     13,890,658
                                                                ==============================  ===========================

     Net Income per share assuming full dilution                        0.47            0.55            0.93           1.05
                                                                ==============================  ===========================
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